UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under Rule 14a-12

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 27, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Dave & Buster’s Entertainment, Inc. at the Hilton Rosemont Hotel, 5550 N. River Road, Rosemont, IL 60018, on June 11, 2015, at 8:30 a.m. local time.

The matters expected to be addressed at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or, upon your request, after receipt of paper copies of the proxy materials. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. You may also request a paper copy of the proxy card to submit your vote, if you prefer. If you have voted by the Internet, by mail or by telephone and later decide to attend the Annual Meeting, you may come to the meeting and vote in person. We do encourage you to vote by Internet.

We look forward to seeing you at the meeting.

Sincerely,

Stephen M. King

Chief Executive Officer

DAVE & BUSTER’S ENTERTAINMENT, INC.

2481 Mañana Drive

Dallas, TX 75220

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Dave & Buster’s Entertainment, Inc. will be held at the Hilton Rosemont Hotel, 5550 N. River Road, Rosemont, IL 60018 on June 11, 2015, at 8:30 a.m., local time, for the following purposes:

1.	To elect the ten directors named in the Proxy Statement, each to serve for one year or until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending January 31, 2016.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Beginning on April 27, 2015, we sent to all stockholders entitled to vote at the Annual Meeting, a Notice Regarding the Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. Only stockholders of record at the close of business on April 17, 2015, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Jay L. Tobin

Senior Vice President,

General Counsel and Secretary

Dallas, Texas

April 27, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2015.

The Company’s Proxy Statement and Annual Report on Form 10-K are available at http://edocumentview.com/play.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on June 11, 2015

DAVE & BUSTER’S ENTERTAINMENT, INC.

2481 Mañana Drive, Dallas, Texas 75220

PROXY STATEMENT

April 27, 2015

THE MEETING

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Dave & Buster’s Entertainment, Inc., a Delaware corporation (sometimes referred to herein as “we,” “us,” “our” or the “Company”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Rosemont Hotel, 5550 N. River Road, Rosemont, IL 60018, on June 11, 2015, at 8:30 a.m. local time. We posted this Proxy Statement and the accompanying proxy on or about April 27, 2015, to our website at www.daveandbusters.com, and mailed notice on or about April 27, 2015 to all shareholders entitled to vote at the Annual Meeting.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on April 17, 2015, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 17, 2015, we had 40,269,379 million shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

Proposal No. 1 – Election of Directors: Directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the ten nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes (as defined below) will have no effect on Proposal No. 1.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm: Requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Broker non-votes (as defined below) will have no effect on Proposal No. 2.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the envelope enclosed with the paper copies of the proxy materials, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or in the case of the election of directors, as a vote “for” election to the Board of all nominees presented by the Board.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, The NASDAQ Stock Market LLC (“NASDAQ”) rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the appointment of the independent public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from a client does not have discretion to vote such client’s uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Expenses of Solicitation

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original distribution of the proxies and other soliciting materials, the Company and/or its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone, or email. Following the original distribution of the proxies and other soliciting materials, we will request that banks, brokers and other nominees distribute the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in distributing soliciting materials to their clients.

Revocability of Proxies

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by (a) a subsequent proxy that is submitted via telephone or Internet no later than 1:00 a.m. (CT) on June 11, 2015, (b) a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or (c) attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of their previously reported voting instructions, they must contact their bank, broker or other nominee directly.

Delivery of Documents to Stockholders Sharing an Address

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy

Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by mail at Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, TX 75220; Attn: Investor Relations or by email at investorrelations@daveandbusters.com. You may also request additional copies of the proxy materials by notifying us in writing at the same address or email address. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

Proxy Materials

Beginning on April 27, 2015, we mailed notice to all stockholders entitled to vote at the Annual Meeting a Notice Regarding the Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials you may notify us at the email address and mailing address provided above.

Explanatory Note

As of April 27, 2015, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

We could be an emerging growth company for up to five years from October 9, 2014, the date of our initial public offering, or until the earliest of (i) the last day of the full fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Your proxy will be used to vote FOR the election of all of the nominees named below unless you abstain from or vote against the nominees when you send in your proxy. The Company’s Board of Directors is presently comprised of ten members. Each of the nominees for election to the Board of Directors is currently a director of the Company. If elected at the Annual Meeting, each of the nominees will serve for one year or until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill a vacancy. In the alternative, the stockholders may vote for just the remaining nominees leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce the size of the Board.

The names of the nominees for election as directors at the Annual Meeting, including their ages as of April 27, 2015, are included below.

Nominee	Age	Position	Year Elected Director
J. Taylor Crandall	61	Director	2013
Michael J. Griffith(1)(2)	58	Director	2011
Jonathan S. Halkyard(1)(2)	50	Director	2011
David A. Jones(4)	65	Director	2010
Stephen M. King	57	Chief Executive Officer and Director	2006
Alan J. Lacy(1)(3)	61	Chairman and Lead Independent Director	2010
Kevin M. Mailender(3)	37	Director	2010
Patricia H. Mueller(1)	52	Director	2015
Kevin M. Sheehan(5)	61	Director	2011
Tyler J. Wolfram(1)(6)	48	Director	2010

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Member of the Nominating and Corporate Governance Committee

(4) Chair of the Compensation Committee

(5) Chair of the Audit Committee

(6) Chair of the Nominating and Corporate Governance Committee

J. Taylor Crandall is a founding Managing Partner of Oak Hill Capital Management, LLC (“Oak Hill”) and has been with the firm and its predecessor entities since 1986. He has senior responsibility for originating, structuring and managing investments in Oak Hill’s Media and Communications sector. Mr. Crandall has also served as Chief Operating Officer of Keystone, Inc., the primary investment vehicle for Robert M. Bass. Prior to joining Oak Hill, Mr. Crandall was Vice President with First National Bank of Boston. Mr. Crandall serves on the Board of Directors of Intermedia.net, Inc.

(a privately-held provider of cloud services to small and mid-size businesses), WaveDivision Holdings, LLC (a privately-held, business-class fiber optic and broadband services company) and Berlin Packaging (a privately-held, full-service strategic supplier of rigid packaging products). Mr. Crandall is the Secretary-Treasurer of the Anne T. and Robert M. Bass Foundation, the Trustee of the Lucille Packard Foundation for Children’s Health and serves on the board of trustees of the Cystic Fibrosis Foundation, The Park City Foundation, Powdr Corporation and the U.S. Ski and Snowboard Team Foundation. Mr. Crandall has served on our Board of Directors since June 2013. Mr. Crandall brings substantial business, financial and leadership experience to our Board of Directors.

Michael J. Griffith has served as Vice Chairman of Activision Blizzard, Inc., a worldwide online, personal computer, console, handheld, and mobile game publisher since March 2010. Previously, Mr. Griffith served as President and Chief Executive Officer of Activision Publishing, Inc., (“Activision”), prior to its merging with Blizzard Entertainment, Inc., from June 2005 to March 2010. Prior to joining Activision, Mr. Griffith served in a number of executive level positions at The Procter & Gamble Company from 1981 to 2005, including President of the Global Beverage Division from 2002 to 2005, Vice President and General Manager of Coffee Products from 1999 to 2002, and Vice President and General Manager of Fabric & Home Care—Japan and Korea and Fabric & Home Care Strategic Planning—Asia from 1997 to 1999. Mr. Griffith has served on our Board of Directors since October 2011. Mr. Griffith brings substantial industry, financial and leadership experience to our Board of Directors.

Jonathan S. Halkyard has served as Chief Financial Officer of Extended Stay America Inc., the largest owner/operator of company branded hotels in North America, since January 2015. From September 2013 to January 2015, Mr. Halkyard served as Chief Operating Officer of Extended Stay America. From July 2012 to September 2013, Mr. Halkyard served as Executive Vice President and Chief Financial Officer of NV Energy, Inc., a holding company providing energy services and products in Nevada, and its wholly owned utility subsidiaries, Nevada Power Company and Sierra Pacific Power Company. Mr. Halkyard served as Executive Vice President of Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.), one of the largest casino entertainment providers in the world (“Caesars”), from July 2005 until May 2012, and Chief Financial Officer from August 2006 until May 2012. Previously, Mr. Halkyard served Caesars as Treasurer from November 2003 through July 2010, Vice President from November 2002 to July 2005, Assistant General Manager-Harrah’s Las Vegas from May 2002 until November 2002 and Vice President and Assistant General Manager-Harrah’s Lake Tahoe from September 2001 to May 2002. Mr. Halkyard has served on our Board of Directors since October 2011. Mr. Halkyard brings substantial industry, financial and leadership experience to our Board of Directors.

David A. Jones serves as a Senior Advisor to Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (collectively, the “Oak Hill Funds”), and has been providing consulting services to the Oak Hill Funds and various portfolio companies since 2008. He also currently serves as a director of Pentair, Ltd. (a diversified company manufacturing valves, fittings and water system, thermal management, and equipment protection products) and Earth Fare, Inc. (a chain of organic and natural food markets), and is a trustee emeritus of Union College. From 2005 until 2007, Mr. Jones was the Chairman and Global Chief Executive Officer of Spectrum Brands, Inc., a $4.3 billion publicly traded consumer products company with operations in over 120 countries worldwide and whose brand names include Rayovac, Varta, Remington, Cutter, Tetra and over fifty other major consumer brands. From 1996 to 2005, Mr. Jones was the Chairman and Chief Executive Officer of Rayovac Corporation (the predecessor to Spectrum Brands), a $1.4 billion publicly traded global consumer products company with major product offerings in batteries, lighting, shaving/grooming, personal care, lawn and garden, household insecticide and pet supply product categories. After Mr. Jones was no longer an executive officer of Spectrum Brands, it filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in March 2009 and exited from bankruptcy proceedings in August 2009. In aggregate, Mr. Jones has over 35 years of experience in senior leadership roles at several leading public and private global consumer products companies. Mr. Jones has served on our Board of Directors since June 2010 and serves as Chair of our Compensation Committee. He brings substantial industry, financial and leadership experience to our Board of Directors.

Stephen M. King has served as the Chief Executive Officer and Director of the Company or its subsidiaries since September 2006. From March 2006 until September 2006, Mr. King served as our Senior Vice President and Chief Financial Officer. From 1984 to 2006, he served in various capacities for Carlson Restaurants Worldwide Inc., a company that owns and operates casual dining restaurants worldwide, including Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer and, most recently, as President and Chief Operating Officer of International. Mr. King brings substantial industry, financial and leadership experience to our Board of Directors.

Alan J. Lacy serves as a director of Bristol-Myers Squibb Company (a global biopharmaceutical company). Mr. Lacy is also currently Trustee of Fidelity Funds (a provider of financial management and advisory services) and a Trustee and former Chairman of the Board of the National Parks Conservation Association. Previously, he served as Senior Advisor to the Oak Hill Funds from 2007-2014. In addition, he was Vice Chairman and Chief Executive Officer of Sears Holdings Corporation, a large broad line retailer, and Chairman and Chief Executive Officer of Sears Roebuck and Co. (“Sears”), a large retail company. Prior to that, Mr. Lacy was employed in a number of executive level positions at major retail and consumer products companies, including Sears, Kraft, Philip Morris and Minnetonka Corporation. Mr. Lacy has served on our Board of Directors since June 2010, serves as Lead Independent Director and has served as Chairman since September 2014. He brings substantial industry, financial and leadership experience to our Board of Directors.

Kevin M. Mailender is a Partner of Oak Hill and has been with the firm since 2002. Mr. Mailender is responsible for originating, structuring and managing investments in the Consumer, Retail and Distribution sectors. He currently serves as a director of The Hillman Companies, Inc. (a distributor of fasteners, key duplication systems, engraved tags and other hardware items), Earth Fare, Inc. (a chain of organic and natural food markets) and Berlin Packaging (a privately-held, full-service strategic supplier of rigid packaging products). Mr. Mailender has served on our Board of Directors since June 2010 and brings substantial financial, investment and business experience to our Board of Directors.

Patricia H. Mueller has served as Senior Vice President and Chief Marketing Officer of The Home Depot, Inc. (the world’s largest home improvement retailer) since February 2011. Ms. Mueller served as Vice President, Advertising of The Home Depot, Inc. from September 2009 to February 2011. Ms. Mueller also serves on the board of The Home Depot Foundation. Ms. Mueller previously served as Senior Vice President of Marketing and Advertising of The Sports Authority, Inc. from September 2006 to August 2009, Vice President of Advertising of American Signature, Inc. from September 2004 to August 2006 and held senior roles with Value Vision, Inc./ShopNBC from 1999 to 2004, including Senior Vice President TV Sales & Promotions, Senior Vice President Strategic Development and Senior Vice President Marketing & Programming. Ms. Mueller has served on our Board of Directors since April 2015 and brings substantial marketing, advertising and retail experience to our Board of Directors.

Kevin M. Sheehan serves as the John J. Phelan, Jr. Distinguished Visiting Professor in the Robert B. Willumstad School of Business at Adelphi University. Mr. Sheehan served as President of NCL Corporation Ltd., a leading global cruise line operator (“Norwegian”), from August 2010 through January 2015 (and previously from August 2008 through March 2009) and Chief Executive Officer of Norwegian from November 2008 through January 2015. Mr. Sheehan also served as Chief Financial Officer of Norwegian from November 2007 until September 2010. Before joining Norwegian, Mr. Sheehan spent two and one-half years consulting to private equity firms including Cerberus Capital Management LP (2006-2007) and Clayton Dubilier & Rice (2005-2006). From August 2005 to January 2008, Mr. Sheehan served on the faculty of Adelphi University as Distinguished Visiting Professor—Accounting, Finance and Economics. Prior to that, Mr. Sheehan served a nine-year career with Cendant Corporation, most recently serving as Chairman and Chief Executive Officer of its Vehicle Services Division (including global responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express). Mr. Sheehan serves on the Board of Directors, as Chairman of the Audit Committee, and as a member of the Compensation Committee of New Media, Inc. (one of the largest publishers of locally based print and online media in the United States) and serves on the Board of Directors of Bob Evans Farms, Inc. (an owner and operator of full-service restaurants and a leading producer and distributor of refrigerated and frozen foods). Mr. Sheehan has served on our Board of Directors since October 2011 and is the Chair of our Audit Committee. Mr. Sheehan brings substantial investment, financial and business experience to our Board of Directors.

Tyler J. Wolfram is Managing Partner of Oak Hill and has been with the firm since 2001. He has senior responsibility for originating, structuring, and managing investments in Oak Hill’s Consumer, Retail and Distribution sector. He currently serves as a director of The Hillman Companies, Inc. (a distributor of fasteners, key duplication systems, engraved tags and other hardware items), Earth Fare, Inc. (a chain of organic and natural food markets) and Berlin Packaging (a privately-held, full-service strategic supplier of rigid packaging products). Mr. Wolfram served as Chairman of our Board of Directors from June 2010 to September 2014, and he brings substantial financial, investment and business experience to our Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”), to be the Company’s independent registered public accounting firm for the year ending January 31, 2016, and recommends that the stockholders vote for ratification for such appointment. KPMG has been engaged as our independent registered public accounting firm since 2010. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of KPMG as the Company’s independent registered public accounting firm for 2015 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of KPMG to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the fees (dollars shown are in thousands) for professional audit services and fees for other services provided to the Company by KPMG, for the 2013 fiscal year which ended on February 2, 2014 and the 2014 fiscal year which ended on February 1, 2015:

	2014	2013
Audit Fee(1)	$620	$503
Audit-Related Fees(2)	$24	-
Tax Fees	-	-
Total	$644	$503

(1) Includes fees for services for the audit of the Company’s annual financial statements, the reviews of the interim financial statements, implementation of accounting pronouncements, assistance with SEC filings, and fees related to the initial public offering of our Common Stock on October 9, 2014.

(2) Includes fees related to certain capital market transactions.

The Audit Committee has established a policy whereby the outside auditors are required to annually provide service-specific fee estimates and seek pre-approval of all audit, audit-related, tax and other services prior to the performance of any such services. Individual engagements anticipated to exceed the pre-approved thresholds must be separately approved by the Audit Committee. For both fiscal 2014 and 2013, 100% of all audit, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with such firm’s independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.

DIRECTORS AND CORPORATE GOVERNANCE

Composition and Board Independence

Our Board of Directors currently consists of ten members. Our Board of Directors has affirmatively determined that all of our directors other than our Chief Executive Officer are independent directors under the applicable rules of NASDAQ. In addition, our Board of Directors has affirmatively determined that each member of the Audit Committee, Messrs. Griffith, Halkyard and Sheehan, satisfies the independence requirements for members of an audit committee as set forth in Rule 10A-3(b)(1) of the Exchange Act.

The Oak Hill Funds own a majority of our outstanding common stock. As a result, we are a “controlled company” within the meaning of NASDAQ corporate governance standards. Under these rules, a “controlled company” may elect not to comply with certain NASDAQ corporate governance standards, including:

■	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
■	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
■	the requirement for an annual performance evaluation of the Nominating and Corporate Governance Committee and Compensation Committee.

Although we are not utilizing these exemptions today, we may in the future elect to utilize these exemptions. In addition, as a “controlled company” we may in the future elect not to comply with the requirement that a majority of the Board of Directors consist of independent directors, although currently a majority are independent. As a result, we may not have a majority of independent directors, our Nominating and Corporate Governance Committee and Compensation Committee may not consist entirely of independent directors, and such committees would not be subject to annual performance evaluations. Accordingly, our stockholders may not have the same protections afforded to shareholders of companies that are subject to all of the NASDAQ corporate governance requirements.

Corporate Governance

The Board of Directors met four times in fiscal 2014, including regular and special meetings. During this period, no individual director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The charters for each of these committees are posted on our website at http://ir.daveandbusters.com/governance.cfm.

The Audit Committee, comprised of Messrs. Griffith, Halkyard and Sheehan, and chaired by Mr. Sheehan, recommends to the Board of Directors the appointment of the Company’s independent auditors, reviews and approves the scope of the annual audits of the Company’s financial statements, reviews our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors and periodically reviews major accounting policies. It operates pursuant to a charter that was adopted in October 2014. The Audit Committee held one meeting during fiscal 2014. Prior to the Company’s initial public stock offering in October 2014 (the “IPO”), Audit Committee activities were handled by the Audit Committee of our subsidiary, Dave & Busters, Inc. In addition, the Board of Directors has determined that each of the members of the Audit Committee is qualified as a “financial expert” under the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

The Compensation Committee comprised of Ms. Mueller and Messrs. Griffith, Halkyard, Jones, Lacy and Wolfram, and chaired by Mr. Jones, reviews the Company’s compensation philosophy and strategy, administers incentive compensation and stock option plans, reviews the Chief Executive Officer’s performance and compensation, reviews recommendations on compensation of other executive officers, and reviews other special compensation matters, such as executive employment agreements. The Compensation Committee formed a subcommittee, the Plan Subcommittee, comprised of Ms. Mueller and Messrs. Griffith and Halkyard, to administer and make awards under our performance or incentive based plans and stock option or equity-based compensation plans. The Compensation Committee operates pursuant to a charter that was adopted in October 2014. The Compensation Committee held one meeting during fiscal 2014. Prior to the IPO, Compensation Committee activities were handled by the Compensation Committee of our subsidiary, Dave & Buster’s, Inc.

In connection with the IPO, we established a Nominating and Corporate Governance Committee, comprised of Messrs. Lacy, Mailender and Wolfram, and chaired by Mr. Wolfram, which identifies and recommends the individuals qualified to be nominated for election to the Board of Directors, recommends the member of the Board of Directors qualified to be nominated for election as its Chairperson, recommends the members and chairperson for each committee of the Board of Directors, periodically reviews and assesses our Corporate Governance Guidelines and Principles and Code of Business Conduct and Ethics and oversees the annual self-evaluation of the performance of the Board of Directors and the annual evaluation of the performance of our management. The Nominating and Corporate Governance Committee operates pursuant to a charter that was adopted in October 2014. The Oak Hill Funds have the right to nominate the members of the Nominating and Corporate Governance Committee, up to a number of nominees not to exceed the number of directors designated by the Oak Hill Funds on the Board of Directors, and the remaining members will be nominated by the Board of Directors. For so long as the Oak Hill Funds (or one or more of their affiliates, to the extent assigned thereto) own 20% or more of the voting power of the outstanding shares of our common stock, the Nominating and Corporate Governance Committee shall consist of no more than three members. The Nominating and Corporate Governance Committee did not meet in 2014.

The entire Board of Directors is engaged in risk management oversight. At the present time, the Board of Directors has not established a separate committee to facilitate its risk oversight responsibilities. The Board of Directors will continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of our risk management and the process established to identify, measure, monitor, and manage risks, in particular major financial risks. The Board of Directors receives regular reports from management, as well as from the Audit Committee, regarding relevant risks and the actions taken by management to adequately address those risks.

Our board leadership structure separates the Chairman and Chief Executive Officer roles into two positions. We established this leadership structure based on our ownership structure and other relevant factors. The Chief Executive Officer is responsible for our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the Board of Directors. We believe that this structure is appropriate under current circumstances, because it allows management to make the operating decisions necessary to manage the business, while helping to keep a measure of independence between the oversight function of our Board of Directors and operating decisions.

Director Compensation

The following table sets forth the information concerning all compensation paid by the Company during fiscal 2014 to our directors.

NAME (1)	FEES EARNED ($) (2)	OPTION AWARDS ($) (3)	TOTAL ($)
Alan J. Lacy	125,000	-	125,000
Kevin M. Sheehan	115,000	-	115,000
David A. Jones	110,000	-	110,000
Michael J. Griffith	100,000	-	100,000
Jonathan S. Halkyard	100,000	-	100,000
(1)	Messrs. King, Crandall, Mailender and Wolfram were omitted from the Director Compensation Table as they do not receive compensation for service on our Board of Directors. Mr. King’s compensation is reflected in “Executive Compensation-2014 Summary Compensation Table.” Ms. Mueller became a member of the Board of Directors during the 2015 fiscal year.

(2)	Reflects the annual stipend received for service on the Board of Directors, service as chair of a Board of Directors committee, and service as Lead Independent Director during 2014. Board members are also reimbursed for out-of-pocket expenses incurred in connection with their board service. Such reimbursements are not included in this table. There are no other fees earned for service on the Board of Directors.

(3)	As of the end of our 2014 fiscal year, Mr. Jones held 184,936 vested and zero unvested stock options, and Mr. Lacy held 369,873 vested and zero unvested stock options each as adjusted to give effect to the 224.9835679 for 1 stock split that occurred in connection with the IPO. All of such stock options are exercisable at a price of $4.44 per share and expire on June 1, 2020. Additionally, at the end of our 2014 fiscal year, Messrs. Sheehan, Griffith, and Halkyard each held 23,934 vested and zero unvested stock options. All of such stock options are exercisable at a price of $6.27 per share and expire on December 5, 2022.

The members of our Board of Directors, other than Ms. Mueller and Messrs. Griffith, Halkyard, Jones, Lacy and Sheehan, are not separately compensated for their services as directors, other than reimbursement for out-of-pocket expenses incurred in connection with rendering such services. In addition to reimbursement for out-of-pocket expenses incurred in connection with their board service, Messrs. Griffith, Halkyard, Jones, Lacy and Sheehan received an annual stipend of $100,000 for serving as members of our Board of Directors. Mr. Jones received an additional annual stipend of $10,000 for serving as Chair of our Compensation Committee. Mr. Lacy received an additional annual stipend of $25,000 for serving as our Lead Independent Director. Mr. Sheehan received an additional annual stipend of $15,000 for serving as Chair of our Audit Committee. Each of Messrs. Griffith, Halkyard, Jones, Lacy and Sheehan participate in the Dave & Buster’s Entertainment, Inc. 2010 Management Incentive Plan (the “2010 Stock Incentive Plan”) and the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan (the “2014 Stock Incentive Plan”) and has received an option grant in consideration of his service on our Board of Directors.

Effective February 2, 2015, the members of the Board of Directors other than our employees or employees of Oak Hill or the Oak Hill Funds will be compensated for their services as directors, through a stipend of $14,375 per quarter in cash, annual stock option grants with a value of $57,500, annual restricted stock unit grants with a value of $57,500, and reimbursement for out-of-pocket expenses incurred in connection with rendering such services for so long as they serve as directors. The Lead Independent Director in lieu of the stipend set forth above, will receive a stipend of $21,250 per quarter in cash. The chairman of the Audit Committee will receive an annual stipend of $17,500 in cash, the chairman of the Compensation Committee will receive an annual stipend of $12,500 in cash and the chairman of the Nominating and Corporate Governance Committee will receive an annual stipend of $7,500 in cash.

Policy Regarding Stockholder Recommendations

The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described below. Stockholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary, Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, Texas 75220 or by email at corporatesecretary@daveandbusters.com.

Stockholders may also propose director nominees by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.

Director Qualifications

The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

—	Demonstrated business acumen and leadership, and high levels of accomplishment;

—	Ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

—	Commitment to understand the Company and its business, industry and strategic objectives;

—	Integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;

—	Ability to read and understand financial statements and other financial information pertaining to the Company;

—	Commitment to enhancing stockholder value; and

—	Willingness to act in the interest of all stockholders.

In the context of the Board’s existing composition, other requirements (such as prior CEO experience, restaurant, hospitality, gaming, or retail industry experience, or relevant senior level experience in finance, accounting, sales and marketing, organizational development, information technology, or public relations) that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Company values diversity on a Company-wide basis and seeks to achieve a diversity of occupational and personal backgrounds on the Board, but has not adopted a specific policy regarding Board diversity. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition.

Code of Business Conduct and Ethics and Whistle Blower Policy

In October 2014, the Board of Directors adopted a revised Code of Business Conduct and Ethics applicable to our directors, officers and other employees. The Code of Business Conduct and Ethics is available on our website at http://ir.daveandbusters.com/governance.cfm. We intend to post any material amendments or waivers of our Code of Business Conduct and Ethics that apply to our executive officers on this website. In addition, our revised Whistle Blower Policy (adopted by our Board of Directors in October 2014) is available on our website at http://ir.daveandbusters.com/governance.cfm.

Related Party Transaction Policy

Contemporaneously with the IPO, the Board of Directors adopted a Related Party Transaction Policy to provide for timely internal review of prospective transactions with related persons, as well as approval or ratification, and appropriate oversight and public disclosure, of such transactions. The Related Party Transaction Policy generally covers transactions with the Company, on the one hand, and a director or executive officer of the Company, a nominee for election as a director of the Company, any security holder of the Company that owns (owns of record or beneficially) five percent or more of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons, on the other hand. The Related Party Transaction Policy exempts certain transactions or arrangements (including, among others, (i) reimbursement or payment of business expenses pursuant to the stockholders’ agreement to be entered into between us and the Oak Hill Funds and (ii) certain corporate opportunities permitted by our amended and restated certificate of incorporation from its coverage because of their nature, size and/or degree of significance and such exempted transactions are not required to be reported to, reviewed by, and approved or ratified pursuant to the terms of such policy.

The Related Party Transaction Policy supplements the provisions of our Code of Business Conduct and Ethics concerning potential conflict of interest situations, which, pursuant to its terms, provides that unless a written waiver is granted (as explained below), employees may not (a) perform services for or have a financial interest in a private company that is, or may become, a supplier, customer or competitor of us; (b) perform services for or own more than 1% of the equity of a publicly traded company that is, or may become, a supplier, customer or competitor of us or (c) perform outside work or otherwise engage in any outside activity or enterprise that may interfere in any way with job performance or create a conflict with our best interests. Employees are under a continuing obligation to disclose to their supervisors any situation that presents the possibility of a conflict or disparity of interest between the employee and us. An employee’s conflict of interest may only be waived if both the legal department and the employee’s supervisor waive the conflict in writing. An officer’s conflict of interest may only be approved pursuant to the Related Party Transaction Policy.

Compensation Committee Interlocks and Insider Participation

During 2014, the members of our Compensation Committee were Messrs. Griffith, Jones, Lacy, Halkyard and Wolfram. Mr. Jones is a Senior Advisor to the Oak Hill Funds and Mr. Lacy served as a Senior Advisor to the Oak Hill Funds until December 2014. Mr. Wolfram is a partner at Oak Hill. We reimburse the Oak Hill Funds and their affiliates for certain costs and expenses pursuant to a stockholders’ agreement entered into in connection with the IPO.

None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.

Communications with the Board of Directors

The Company invites members of the Board of Directors to attend its annual stockholder meeting and requires that they make every effort to attend the Annual Meeting absent an unavoidable and irreconcilable conflict.

If stockholders wish to communicate with the Board of Directors or with an individual director, they may direct such communications in care of the General Counsel, 2481 Mañana Drive, Dallas, Texas 75220. The communication must be clearly addressed to the Board of Directors or to a specific director. The Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of our common stock by (a) all persons known by us to beneficially own more than 5% of our common stock, (b) each present director, (c) the named executive officers, and (d) all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 40,269,379 shares of our common stock outstanding as of April 17, 2015, unless otherwise indicated in the footnotes below. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 17, 2015 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. Unless otherwise noted, the address of each beneficial owner is c/o Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, Texas 75220.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned as of April 17, 2015	Percent
5% Stockholders
Oak Hill Capital Partners III, L.P. (1)	24,199,780	60.1%
Oak Hill Capital Management Partners III, L.P. (1)	794,777	2.0%
Directors
Stephen M. King (2)	1,011,939	2.5%
J. Taylor Crandall	-	-
Michael J. Griffith (3)	61,432	*
Jonathan S. Halkyard (4)	61,432	*
David A. Jones (5)	325,094	*
Alan J. Lacy (6)	427,154	1.1%
Kevin M. Mailender	-	-
Patricia H. Mueller	-	-
Kevin M. Sheehan (7)	108,195	*
Tyler J. Wolfram	-	-
Named Executive Officers (8)
Dolf Berle (9)	427,125	1.0%
Brian A. Jenkins (10)	477,010	1.2%
All Executive Officers and Directors as a Group (20 Persons) (11)	3,925,698	9.1%

*	Less than 1%.

(1)	The business address of Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (collectively, the “Oak Hill Funds”) is 201 Main Street, Suite 1018, Fort Worth, Texas 76102. OHCP MGP III, Ltd. Is the sole general partner of OHCP MGP Partners III, L.P., which I the sole general partner of OHCP GenPar III, L.P., which is the sole general partner of each of the Oak Hill Funds. OHCP MGP III, Ltd. exercises voting and dispositive control over the shares held by each of the Oak Hill Funds. Investment and voting decisions with regard to the shares of the Company’s common stock owned by the Oak Hill Funds are made by an Investment Committee of the Board of Directors of OHCP MGP III, Ltd. The members of the Board of Directors are J. Taylor Crandall, Steven B. Gruber, Denis J. Nayden and Tyler J. Wolfram. Each of these individuals disclaims beneficial ownership of the shares owned by the Oak Hill Funds.

(2)	Shares reflected as owned in the table include 161,501 shares owned by the Stephen and Shauna King Investment Partnership LP (the “Investment Partnership”). Stephen and Shauna King Investment Partnership GenPar LLC (“GenPar”) is the general partner of the Investment Partnership. Currently, Mr. King is the sole member of GenPar and has sole voting and investment power over all of the shares owned by the Investment Partnership. Shares reflected in the table also include 850,438 shares issuable pursuant to outstanding stock options held by Mr. King that are exercisable within 60 days of April 17, 2015.

(3)	Shares reflected in the table include 37,498 shares owned by The 2014 Griffith Family Trust dated October 20, 2014 (the “Family Trust”). Currently, Mr. Griffith has sole voting and investment power over all of the shares owned by the Family Trust. Shares reflected in the table also include 23,934 shares issuable pursuant to outstanding stock options held by Mr. Griffith that are exercisable within 60 days of April 17, 2015.

(4)	Shares reflected in the table include 23,934 shares issuable pursuant to outstanding stock options held by Mr. Halkyard that are exercisable within 60 days of April 17, 2015.

(5)	Shares reflected in the table include 86,623 shares owned by Mr. Jones and 3,569 shares owned by each of David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO Madeline Grace Stephens, David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO Jackson Davis Stephens, David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO Dillon Avery Jones, David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO Madison Alena Jones, David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO William Rhys Smith, David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO Turner Clark Smith, David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO Davis Alan Kindle, David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO Tyler James Kindle, David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO Antonio Acosta III, David A. Jones 2013 Grandchildren’s Trust UA 6/30/2013 FBO Hannah Jewel Jones Scherer, Brenton Alan Kindle, Brooke Nicole Kindle Stephens, Leslie Ann Jones Acosta, Jeffrey David Jones and Dana Michele Jones Smith. Currently, Mr. Jones has sole voting and investment power over all of the shares pursuant to a voting trust agreement and irrevocable proxies executed by the trustees of each trust on behalf of the ten trust beneficiaries and the individual owners of the shares. Shares reflected in the table include 184,936 shares issuable pursuant to outstanding stock options held by Mr. Jones that are exercisable within 60 days of April 17, 2015.

(6)	Shares reflected in the table include 258,416 shares issuable pursuant to outstanding stock options held by Mr. Lacy that are exercisable within 60 days of April 17, 2015.

(7)	Shares reflected in the table include 23,934 shares issuable pursuant to outstanding stock options held by Mr. Sheehan that are exercisable within 60 days of April 17, 2015.

(8)	In addition to Mr. King who serves as a director.

(9)	Shares reflected in the table include 427,124 shares issuable pursuant to outstanding stock options held by Mr. Berle that are exercisable within 60 days of April 17, 2015.

(10)	Shares reflected in the table include 443,667 shares issuable pursuant to outstanding stock options held by Mr. Jenkins that are exercisable within 60 days of April 17, 2015.

(11)	Shares reflected in the table include a total of 3,085,593 shares issuable pursuant to outstanding stock options held by our Executive Officers and Directors as a group that are exercisable within 60 days of April 17, 2015.

EXECUTIVE COMPENSATION

The Compensation Committee of our Board of Directors is responsible for establishing the compensation philosophy and ensuring each element of the compensation program encourages high levels of performance among the executive officers and positions the Company for growth. The Compensation Committee ensures our compensation program is fair, competitive, and closely aligns the interests of our executive officers with the Company’s short and long-term business objectives. Through a strategic combination of base pay, cash-based short-term incentive plans, and an equity-based long- term incentive plan, our Compensation Committee strives to reward executive officers for meeting certain strategic objectives and increasing shareholder value.

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2014. Our named executive officers are:

¡	Stephen M. King – Chief Executive Officer
¡	Dolf Berle – President and Chief Operating Officer
¡	Brian A. Jenkins – Senior Vice President and Chief Financial Officer

2014 Summary Compensation Table

The following table sets forth information concerning all compensation that we paid or accrued during fiscal 2014, fiscal 2013 and fiscal 2012 to or for each of our NEOs.

NAME AND PRINCIPAL POSITION	YEAR	SALARY (2) ($)	BONUS ($)	OPTION AWARDS (3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)		ALL OTHER COMPENSATION (5) ($)	TOTAL ($)
Stephen M. King	2014	676,250	—	1,560,000	1,107,808	(4)	35,053	3,379,111
(CEO)	2013	646,250	—	—	556,926		39,709	1,242,885
	2012	622,308	—	—	939,283		45,822	1,607,413
Dolf Berle	2014	406,875	—	632,000	573,408	(4)	17,731	1,630,014
(President and COO)	2013	391,250	—	—	294,951		16,767	702,968
	2012	378,135	—	—	497,618		15,279	891,032
Brian A. Jenkins (1)	2014	376,875	—	517,000	456,386	(4)	32,126	1,382,387
(SVP and CFO)	2013	363,933	—	—	233,972		34,030	631,935
	2012	351,115	13,596	—	396,260		35,738	796,709

(1)	In fiscal 2012, Mr. Jenkins received a project bonus outside of the executive incentive plan. This bonus amount was recommended by Mr. King and approved by the Compensation Committee prior to payment.
(2)	The following salary deferrals were made under the Select Executive Retirement Plan (the “SERP”) in 2014: Mr. King, $40,575 and Mr. Jenkins, $37,687.
(3)	Amounts in this column reflect the aggregate grant date fair value of options calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of valuation of options granted in 2014 appear in Note 1, Description of Business and Summary of Significant Accounting Policies, to our consolidated financial statements, for the year ended February 1, 2015, included in our 2014 Form 10-K.
(4)	Payouts for our NEOs are based 75% on the achievement of a target based on Adjusted EBITDA, 12.5% on the achievement of revenue targets, and 12.5% on the achievement of targeted comparable store revenue growth. The targets are established by our Compensation Committee. The targeted bonus opportunity for each NEO is expressed as a percentage of an NEO’s base salary at the end of the fiscal year. Bonuses in excess of or below the target level may be paid subject to a prescribed maximum or minimum. Below a minimum threshold level of performance, no awards will be granted under the 2014 Executive Incentive Plan. The targeted bonus payout expressed as a percentage of salary is 80% for Mr. King, 70% for Mr. Berle and 60% for Mr. Jenkins.
(5)	The following table sets forth the components of “All Other Compensation:”

NAME	YEAR	CAR ALLOWANCE ($)	FINANCIAL PLANNING/ LEGAL FEES ($)	CLUB DUES ($)	COMPANY CONTRIBUTIONS TO RETIREMENT & 401(K) PLANS ($)		TOTAL ($)
Stephen M. King	2014	10,000	1,430	3,120	20,503	(a)	35,053
	2013	10,000	1,544	3,120	25,045		39,709
	2012	10,192	5,000	3,180	27,450		45,822
Dolf Berle	2014	10,000	2,066	3,120	2,545	(a)	17,731
	2013	10,000	1,809	3,120	1,838		16,767
	2012	10,192	—	3,180	1,907		15,279
Brian A. Jenkins	2014	10,000	5,000	3,120	14,006	(a)	32,126
	2013	10,000	5,000	3,120	15,910		34,030
	2012	10,192	5,000	3,180	17,366		35,738

(a)	2014 amounts include Company contributions to the 401(k) and SERP that were based on the Company’s performance during the 2014 fiscal year and accrued as of February 1, 2015, although such contributions were not made until the 2015 fiscal year. Amounts also include the Company’s fixed contributions to the 401(k) plan and SERP that were made during the 2014 fiscal year.

Outstanding Equity Awards at Fiscal Year-End 2014

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(#)				OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
	EXERCISABLE		UNEXERCISABLE
Stephen M. King	—		184,615	(1)	16.00	10/9/2024
	793,742	(2)	56,696	(3)	4.44	6/1/2020
Dolf Berle	—		74,793	(1)	16.00	10/9/2024
	475,571	(2)	73,165	(3)	4.44	3/23/2021
Brian A. Jenkins	—		61,183	(1)	16.00	10/9/2024
	414,059	(2)	29,608	(3)	4.44	6/1/2020

(1)	These options represent the unvested service-based options granted under the 2014 Stock Incentive Plan. Half of these options will vest on October 9, 2017 and the other half will vest on October 9, 2018.

(2)	These options represent (a) the vested portion of service-based options and (b) vested performance-based options granted under the 2010 Stock Incentive Plan. Service-based options granted to Mr. King and Mr. Jenkins vest ratably over a five-year period, commencing on June 1, 2011, the first anniversary of the date of grant. Service-based options granted to Mr. Berle vest ratably over a five-year period commencing on February 14, 2012, the first anniversary of Mr. Berle’s date of hire.

(3)	These options represent the unvested service-based options granted under the 2010 Stock Incentive Plan. These options will vest as described in (2) above.

Equity Compensation Plan Information

The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under the 2010 Stock Incentive Plan and the 2014 Stock Incentive Plan as of February 1, 2015:

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
2010 Stock Incentive Plan	3,994,048	$4.82	—
2014 Stock Incentive Plan	444,969	$16.00	2,655,031

Total plans	4,439,017	$5.94	2,655,031

2014 Nonqualified Deferred Compensation

The SERP is a defined contribution plan designed to permit a select group of management or highly compensated employees to set aside base salary on a pre-tax basis. The SERP has a variety of investment options similar in type to our 401(k) plan. Any employer contributions to a participant’s account vest in equal portions over a five-year period, and become immediately vested upon termination of a participant’s employment on or after age 65 or by reason of the participant’s death or disability, and upon a change of control (as defined in the SERP). Pursuant to Section 409A of the Code, however, such distribution cannot be made to certain employees of a publicly traded corporation before the earlier of six months following the employee’s termination date or the death of the employee. Withdrawals from the SERP may be permitted in the event of an unforeseeable emergency.

Employment Agreements

We have entered into employment agreements with our NEOs to reflect the then current compensation arrangements of each of the NEOs and to include additional restrictive covenants, including a one-year non-competition provision and a two-year non-solicitation and non-hire provision. The employment agreement for each NEO provides for an initial term of two years, subject to automatic one-year renewals unless terminated earlier by the NEO or us. Under the terms of the employment agreements, each NEO is entitled to a minimum base salary and may receive an annual salary increase commensurate with such officer’s performance during the year, as determined by the Board of Directors of Dave & Buster’s Management Corporation, Inc. Our NEOs are also entitled to participate in the 2014 Stock Incentive Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, sick leave, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. NEOs also receive an annual perquisite allowance. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without Cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us. Each employment agreement also contains a confidentiality and noncompetition covenant.

Potential Payments Upon Termination or Change of Control

The following is a discussion of the rights of the NEOs under the 2010 Stock Incentive Plan, the 2014 Stock Incentive Plan and the employment agreements with the NEOs following a termination of employment or change of control.

2010 Stock Incentive Plan

Pursuant to the 2010 Stock Incentive Plan, certain vested stock options shall terminate on the earliest of (a) the day on which the executive officer is no longer employed by us due to the termination of such employment for cause, (b) the thirty-first day following the date the executive officer is no longer employed by us due to the termination of such employment upon notice to us by the executive officer without good reason having been shown, (c) the 366th day following the date the executive officer is no longer employed by us by reason of death, disability, or due to the termination of such employment (i) by the executive officer for good reason having been shown or (ii) by us for reason other than for cause, or (d) the tenth anniversary of the date of grant. Subject to the provisions of the immediately following sentence, all options that are not vested and exercisable on the date of termination of employment shall immediately terminate and expire on such termination date. Following the adoption of the 2014 Stock Incentive Plan in connection with the IPO, no further grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, or cash-based awards will be made pursuant to the 2010 Stock Incentive Plan.

2014 Stock Incentive Plan

Pursuant to grants previously made under the 2014 Stock Incentive Plan, all stock options will terminate on the day on which the executive officer is no longer employed by us due to the termination of such employment for cause. Due to a termination of employment caused by reason of death or disability of the executive officer, any unvested portion of stock options shall immediately become vested and all vested options shall remain exercisable until the earlier of (a) one year following the date of death or disability and (b) the expiration of the option term. Upon the termination of employment by reason of retirement (defined as termination of employment other than for cause, after obtaining (a) age 60 and completing ten years of continued service with the Company or (b) age 65), the unvested portion of the stock option shall continue to vest on each remaining vesting date and the vested portion of the stock option shall remain exercisable until the expiration of the option term. Upon the termination of employment for any reason other than those described above, any unvested portion of the option shall immediately terminate and be forfeited without consideration and the vested stock options shall remain exercisable until the earlier of (a) 90 days following such termination of employment and (b) the expiration of the option term. Future award agreements will specify the effect of a holder’s termination of employment, including the extent to which equity grants will be forfeited and the extent to which awards requiring exercise will remain exercisable. Such provisions will be determined in the sole discretion of the Compensation Committee.

If there is a change of control of the Company, then, unless prohibited by law, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding awards, including, without limitation, continuation or assumption of outstanding awards; substitution of new awards with substantially the same terms as outstanding awards; accelerated exercisability, vesting and/or lapse of restrictions for outstanding awards immediately prior to the occurrence of such event; upon written notice, provision that any outstanding awards must be exercised, to the extent then exercisable, during a specified period determined by the Committee (contingent upon the consummation of the change of control), following which unexercised awards shall terminate; and cancellation of all or any portion of outstanding awards for fair market value (which may be the intrinsic value of an option or SAR and may be zero); and cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Committee and which may be zero).

Under the 2014 Stock Incentive Plan, a change of control generally is triggered by the occurrence of any of the following: (i) an acquisition of 30% or more of the outstanding shares or the voting power of the outstanding securities generally entitled to vote in the election of directors; (ii) with certain exceptions, individuals on the Board of Directors on the date of effectiveness of the plan cease to constitute a majority of the Board of Directors; (iii) consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or disposition of all or substantially all of the Company’s assets, unless the Company’s shareholders continue to own more than 50% of the outstanding voting securities, no person beneficially owns 30% or more of the outstanding securities of the Company and at least a majority of the members of the Board of Directors after such event were members of the Board of Directors prior to the event; or (iv) a complete liquidation or dissolution of the Company.

Employment Agreements

Deferred Compensation. All contributions made by an executive officer to a deferred compensation account, and all vested portions of our contributions to such deferred compensation account, shall be disbursed to the executive officer upon termination of employment for any reason. Currently, only Messrs. King and Jenkins have made contributions to a deferred compensation account.

Resignation. If an executive officer resigns from employment with us, such officer is not eligible for any further payments of salary, bonus, or benefits and such officer shall only be entitled to receive that compensation which has been earned by the officer through the date of termination.

Involuntary Termination Not for Cause. In the event of involuntary termination of employment other than for Cause (as defined in the employment agreements), an executive officer would be entitled to 12 months of severance pay at such officer’s then-current base salary, the pro rata portion of the annual bonus, if any, earned by the officer for the then-current fiscal year, 12 months continuation of such officer’s perquisite allowance, and monthly payments for a period of six months equal to the monthly premium required by such officers to maintain health insurance benefits provided by our group health insurance plan, in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985.

Termination for Cause. In the event of termination for Cause, the officer is not eligible for any further payments of salary, bonus, or benefits and shall be only entitled to receive that compensation which has been earned by the officer through the date of termination.

Termination for Good Reason. In the event the employee chooses to terminate his or her employment for reasons such as material breach of the employment agreement by us, relocation of the office where the officer performs his or her duties, assignment to the officer of any duties, authority, or responsibilities that are materially inconsistent with such officer’s position, authority, duties or responsibilities or other similar actions, such officer shall be entitled to the same benefits described above under “—Involuntary Termination Not for Cause.”

Death or Disability. The benefits to which an officer (or such officer’s estate or representative) would be entitled in the event of death or disability are as described above under “—Involuntary Termination Not for Cause.” However, the amount of salary paid to any such disabled officer shall be reduced by any income replacement benefits received from the disability insurance we provide.

TRANSACTIONS WITH RELATED PERSONS

Relationship with Oak Hill Capital Partners

Our Directors, J. Taylor Crandall, Kevin M. Mailender and Tyler J. Wolfram are Partners of Oak Hill. Our Director, David A. Jones is a Senior Advisor to the Oak Hill Funds and our Director Alan J. Lacy, served as a Senior Advisor to the Oak Hill Funds until December 2014.

Expense Reimbursement Agreement

We entered into an expense reimbursement agreement with Oak Hill in 2010. Pursuant to this agreement, we reimbursed Oak Hill approximately $41,000 in fiscal 2014 for costs and expenses. The expense reimbursement agreement was terminated upon the consummation of our IPO. The Oak Hill Funds and their affiliates will be reimbursed for certain costs and expenses pursuant to the stockholders’ agreement described below.

Stockholders’ Agreement

In connection with the IPO, we and the Oak Hill Funds entered into a stockholders’ agreement. Our Board of Directors currently has ten directors. The stockholders’ agreement provides that the Oak Hill Funds (or one or more of their affiliates, to the extent assigned thereto), individually or in the aggregate, are entitled to designate directors to serve on the Board of Directors proportionate to the Oak Hill Funds’ (or one or more of their affiliates, to the extent assigned thereto) aggregate ownership of the outstanding shares of our common stock, at any meeting of stockholders at which directors are to be elected to the extent that the Oak Hill Funds do not have such proportionate number of director designees then serving on the Board of Directors; provided that for so long as the Oak Hill Funds (or one or more of their affiliates, to the extent assigned thereto), individually or in the aggregate, own 5% or more of the voting power of the outstanding shares of our common stock, the Oak Hill Funds are entitled to designate one director designee to serve on the Board of Directors at any meeting of stockholders at which directors are to be elected to the extent that the Oak Hill Funds do not have a director designee then serving on the Board of Directors. Such proportionate number of director designees is determined by taking the product of the Oak Hill Funds’ (or one or more of their affiliates, to the extent assigned thereto) aggregate ownership interest in our Company multiplied by the then current number of directors on our Board of Directors (rounded up to the next whole number to the extent the product does not equal a whole number). The Oak Hill Funds’ director designees are currently J. Taylor Crandall, Kevin M. Mailender and Tyler J. Wolfram, and, therefore, the Oak Hill Funds are entitled to designate additional directors in order for the Oak Hill Funds to have their proportionate number of director designees. We will expand the size of our Board of Directors if necessary to provide for such proportionate representation.

Subject to applicable law and applicable NASDAQ rules, the stockholders’ agreement also provides that the Oak Hill Funds are entitled to nominate the members of the Nominating and Corporate Governance Committee up to a number of nominees not to exceed the number of directors designated by the Oak Hill Funds on the Board of Directors, and the remaining members will be nominated by the Board of Directors. For so long as the Oak Hill Funds (or one or more of their affiliates, to the extent assigned thereto) own 20% or more of the voting power of the outstanding shares of our common stock, the Nominating and Corporate Governance Committee shall consist of no more than three members. In addition, subject to applicable law and applicable NASDAQ rules, each other committee of our Board of Directors, other than the Audit Committee, will consist of at least one member designated by the Oak Hill Funds. The stockholders’ agreement also provides that the Oak Hill Funds and their affiliates will be reimbursed for costs and out of pocket expenses incurred in connection with (i) counsel retained by the Oak Hill Funds to advise its nominees and/or us in connection with matters related to or arising out of meetings of the Board of Directors (or committees thereof) or otherwise raised by management, (ii) any review, amendment or enforcement of the stockholders’ agreement, (iii) the agreements entered into in connection with the IPO and transactions contemplated thereby and (iv) any of our regulatory filings involving the Oak Hill Funds or its affiliates. In furtherance of our amended and restated certificate of incorporation, the stockholders’ agreement provides that the Oak Hill Funds and their affiliates have no obligation to offer us an opportunity to participate in business opportunities presented to Oak Hill Funds or their respective affiliates even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that neither the Oak Hill Funds nor their respective affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company under the stockholders’ agreement, the Oak Hill Funds have consent rights with respect to the following matters so long as the Oak Hill Funds (or one or more of their affiliates, to the extent assigned thereto) own 25% or more of the outstanding shares of our common stock: declaration or payments of non-pro rata dividends or non-pro rata repurchases of our common stock or amendments to our organizational documents in a manner adverse to the Oak Hill Funds. In addition, under the stockholders’ agreement, the Oak Hill Funds are granted access to our customary non-public information and members of our management team and are permitted to disclose our confidential information to their affiliates, representatives and advisors. The Oak Hill Funds and their affiliates are permitted to disclose our confidential information if requested or required by law. The Oak Hill Funds and their affiliates are also permitted to disclose our confidential information to any potential purchaser of Dave & Buster’s Entertainment, Inc. that executes a customary confidentiality agreement. The Oak Hill Funds, as part of a privately negotiated sale of its shares, may assign all or any portion of its rights under the stockholders’ agreement to any transferee. The stockholders’ agreement will terminate upon the written request of the Oak Hill Funds or at such time as the Oak Hill Funds own less than 5% of our common stock.

Registration Rights Agreement

In connection with the IPO, we, the Oak Hill Funds and other of our stockholders prior to the IPO, including some of our directors and executive officers, entered into a registration rights agreement. The registration rights agreement provides that the Oak Hill Funds, under certain circumstances, have the ability to cause us to register our common equity securities under the Securities Act, and provide for procedures by which certain of our equity holders may participate in such registrations. The Oak Hill Funds have an unlimited amount of demand registrations and all holders of registrable securities have customary piggyback registration rights providing them with the right to require us to include shares of common stock held by them in applicable registrations. The Oak Hill Funds may assign, to any of their respective affiliates or as part of a privately negotiated sale of their respective shares, in each case, all or any portion of their rights under the registration rights agreement to any transferee who agrees to be bound by the agreement.

Relationship with OHA Funds

Funds managed by Oak Hill Advisors, L.P. (the “OHA Funds”) collectively comprise one of the creditors participating in the term loan portion of our senior secured credit facility. As of February 1, 2015, the OHA Funds held approximately 8.3%, or $35.6 million, of our total term loan obligation. Oak Hill Advisors, L.P. is an independently managed investment firm that is not an affiliate of Oak Hill or the Oak Hill Funds. Oak Hill Advisors, L.P. and an affiliate of Oak Hill co-manage Oak Hill Special Opportunities Fund, L.P., a private fund. Certain employees of Oak Hill, in their individual capacities, have passive investments in Oak Hill Advisors, L.P. and/or the funds it manages.

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed with management and KPMG, the independent registered public accounting firm, our audited financial statements as of and for the year ended February 1, 2015. We have also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 16, as amended, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, have considered the compatibility of non-audit services with the firm’s independence, and discussed with the auditors the firm’s independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Kevin M. Sheehan, Chair

Michael J. Griffith

Jonathan S. Halkyard

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed during 2014, and on written representations from such reporting persons, we determined that no director, executive officer or beneficial owner of more than 10% of any class of our common stock failed to file in a timely basis during 2014.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the Company’s Proxy Statement and a form of proxy relating to the Company’s 2016 annual meeting of stockholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on March 13, 2016, and not earlier than the close of business on February 12, 2016, assuming the Company does not change the date of the 2016 annual meeting of stockholders by more than 30 days before or 90 days after the anniversary of the 2015 Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws and be submitted in writing to the Secretary at the principal executive offices.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As daily business may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please vote via the Internet, by phone, or by requesting, completing and mailing a paper proxy card, so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

We will provide, without charge, on the written request of any stockholder, a copy of our 2014 Annual Report on Form 10-K and Proxy Statement. Stockholders should direct such requests to the Company’s Corporate Secretary at 2481 Mañana Drive, Dallas, TX 75220. Our SEC filings are available to the public in the SEC’s website at www.sec.gov or at www.daveandbusters.com. Our 2014 Annual Report on Form 10-K and other information on our website and the SEC’s website are not incorporated by reference in this Proxy Statement.

Dave & Buster’s Entertainment, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - J. Taylor Crandall	☐	☐	02 - Michael J. Griffith	☐	☐	03 - Jonathan S. Halkyard	☐	☐
04 - David A. Jones	☐	☐	05 - Stephen M. King	☐	☐	06 - Alan J. Lacy	☐	☐
07 - Kevin M. Mailender	☐	☐	08 - Patricia H. Mueller	☐	☐	09 - Kevin M. Sheehan	☐	☐
10 - Tyler J. Wolfram	☐	☐

	For	Against	Abstain
2. Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	1 U P X	+

022NMC

Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2014 Annual Report on Form 10-K are available at:

www.edocumentview.com/play

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Dave & Buster’s Entertainment, Inc.

Notice of 2015 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 11, 2015

Brian A. Jenkins and Stephen M. King, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Dave & Buster’s Entertainment, Inc. to be held on June 11, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Ten Directors and FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

              Dave & Buster’s Entertainment, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 11, 2015.

Vote by Internet

• Go to www.envisionreports.com/play

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - J. Taylor Crandall	☐	☐	02 - Michael J. Griffith	☐	☐	03 - Jonathan S. Halkyard	☐	☐
04 - David A. Jones	☐	☐	05 - Stephen M. King	☐	☐	06 - Alan J. Lacy	☐	☐
07 - Kevin M. Mailender	☐	☐	08 - Patricia H. Mueller	☐	☐	09 - Kevin M. Sheehan	☐	☐
10 - Tyler J. Wolfram	☐	☐

	For	Against	Abstain
2. Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	1 U P X	+

022NLC

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of

Dave & Buster’s Entertainment, Inc. Stockholders

Thursday, June 11, 2015, 8:30 a.m. Local Time

Hilton Rosemont Hotel

5550 N. River Road, Rosemont, IL 60018

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2014 Annual Report on Form 10-K are available at:

www.envisionreports.com/play

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Dave & Buster’s Entertainment, Inc.

Notice of 2015 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 11, 2015

Brian A. Jenkins and Stephen M. King, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Dave & Buster’s Entertainment, Inc. to be held on June 11, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Ten Directors and FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)